UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 02, 2005

LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

457 Broadway, Lorain, Ohio	44052 — 1769
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 244 — 6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 28, 2005, the registrant and Daniel E. Klimas (“Mr. Klimas”) entered into an Employment Agreement dated as of January 28, 2005 (the “Employment Agreement”). A brief description of the terms and conditions of the Employment Agreement that are material to the registrant are set forth in Item 5.02 of this Form 8-K and are incorporated herein by reference

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 2, 2005, Mr. Klimas was elected to the registrant’s board of directors and was appointed as the registrant’s President and Chief Executive Officer. Mr. Klimas will assume his new responsibilities with the registrant effective February 7, 2005. He succeeds the current President and CEO, Mr. James F. Kidd. Mr. Kidd will stay on during a transition period through February 25, 2005, but retires as the registrant’s President and CEO effective February 7, 2005.

     Mr. Klimas, 46, has been the President of Huntington National Bank’s Northern Ohio Region since 2001, where he has been responsible for all of Huntington National Bank’s banking operations across Northern Ohio. Prior to joining Huntington National Bank he worked at KeyCorp (then called Society Corporation) beginning in 1988, where he had increasing management responsibilities in such areas as retail and electronic banking, private banking and investing and corporate strategy.

     The Employment Agreement has an initial term of three years commencing February 1, 2005 (the “Effective Date”), and, unless earlier terminated, permits the parties to extend the then current term by one year on November 1 of each year commencing in 2006. The Employment Agreement provides for an annual base salary of $300,000, bonus payments based on the attainment by Mr. Klimas of mutually agreed upon performance levels and perquisites consistent with those available to the registrant’s other executives. On the Effective Date, Mr. Klimas also received a signing bonus of $115,000 and an award of 5,000 unrestricted shares of the registrant’s common stock. The Employment Agreement also provides for the grant of stock options to purchase 30,000 shares of the registrant’s common stock on the Effective Date and each of the first two anniversaries thereof, which options vest over periods ending in 2010. In addition, the Employment Agreement provides for the development of a long-term incentive award plan for Mr. Klimas, commencing in 2006. Finally, the Employment Agreement includes non-disclosure and non-compete provisions as well as the payment of certain benefits upon a “change of control” (as defined in the Employment Agreement).

Item 8.01	Other Events.

     On February 2, 2005, the registrant issued a press release announcing the election of Mr. Klimas to the registrant’s Board of Directors and the appointment of Mr. Klimas as the registrant’s President and CEO, as well as the retirement of Mr. Kidd as the registrant’s President and CEO. The press release is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

c) Exhibits.

     The following exhibit is furnished herewith:

Exhibit Number	Exhibit Description

99	Press release dated February 2, 2005, announcing the election of Mr. Klimas to the registrant’s Board of Directors and the appointment of Mr. Klimas as the registrant’s President and CEO, as well as the retirement of Mr. Kidd as the registrant’s President and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

LNB BANCORP, INC.
Date: February 02, 2005
	By:	/s/ Terry M. White

Terry M. White
Executive Vice President,
Chief Financial Officer and
Corporate Secretary